Exhibit 99.1
HeartWare Reports Additional Clinical Data from Bridge-to-Transplant and Continued Access Patients at the 25th European
Association for Cardio-Thoracic Surgery (EACTS) Meeting in Lisbon
Webcast Investor Meeting today at 9:00 a.m. U.S. Eastern Time
Framingham, Mass. and Sydney, Australia, Sunday, October 2, 2011 - HeartWare International, Inc. (NASDAQ: HTWR; ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced updated clinical data from its bridge to heart transplantation (BTT) study, ADVANCE, and the Continued Access Protocol (CAP). The updated data today for 241 patients enrolled in either the pivotal trial Advance or CAP demonstrates a 180 day survival of 93 percent.
Results presented today at the 25th EACTS Annual Meeting in Lisbon, Portugal aggregated data from the 140 patients in HeartWare’s ADVANCE clinical trial and an additional 101 patients with at least six months of followup post implant from the Continued Access Protocol (CAP) allotments granted by the Food and Drug Administration (FDA) since the completion of enrollment in the pivotal study. The ADVANCE clinical trial is an FDA approved Investigational Device Exemption (IDE) study designed to evaluate the HeartWare® Ventricular Assist System as a bridge to heart transplantation for patients with advanced heart failure.
The data was presented by Mark S. Slaughter, M.D., in a session entitled HeartWare®: Results of the ADVANCE Bridge to Transplant Trial. Dr. Slaughter, a principal investigator for HeartWare’s ADVANCE trial, is Professor and Chief of the Division of Thoracic and Cardiovascular Surgery and Director of the Mechanical Assist Device and Heart Transplant Program at the University of Louisville.
“Consistent with previously presented data from this study, we observed high survival rates for patients through the six-month endpoint, and particularly low observed rates for bleeding and infection,” explained Dr. Slaughter. “Adjustments in anticoagulation are contributing to reduced thrombus events, and overall adverse event rates remain low despite increased exposure to the device due to higher survival and a lower transplant rate.
Other observations reported during the presentation include:
•	Only 21.6 percent of study patients had received a transplant at the six-month endpoint, reflecting longer waiting times for heart transplantation;

•	Reduction in the rate of pump exchange for suspected thrombus to less than 0.03 events per patient year, since an adjustment in anticoagulation in March;

•	Reoperations for bleeding and sepsis, and driveline infections were notably infrequent.

“This data from our ADVANCE Bridge-to-Transplant clinical trial reaffirms the potential utility of the HVAD Pump in improving treatment outcomes for end-stage heart failure patients,” explained Doug Godshall, President and Chief Executive Officer of HeartWare. “We appreciate the strong support for this new generation of mechanical circulatory assist device from our international customers and U.S. clinical investigators as we continue to optimize implantation techniques and post-operative care.”
As announced in November 2010, the ADVANCE study achieved its primary endpoint of establishing non-inferiority between the investigational device and comparator arm of the study, which was derived from contemporaneous patients from the Interagency Registry for Mechanically Assisted Circulatory Support (INTERMACS) [p<0.0001]. Between August 2008 and February 2010, 140 patients at 30 hospitals in the United States received the HeartWare investigational device. The final implant in ADVANCE was performed in February 2010, and the last follow-up evaluation at 180-days was in August 2010. Three allotments of additional patients (54, 54 and 94) have been granted by the FDA, for a total of 202 additional patients. HeartWare completed submission to the FDA of a premarket approval (PMA) application seeking approval of the HeartWare System for the bridge-to-transplant indication on December 27, 2010.
HeartWare® Ventricular Assist System
The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HVAD pump weighs approximately 5 ounces and displaces a volume of approximately 50 milliliters.
In 2009, HeartWare received CE Marking for the HeartWare System in the European Union, and in 2011 the Therapeutic Goods Administration (TGA) granted approval for the device in Australia. Today, more than 1,500 advanced heart failure patients globally have received the HVAD® pump.
In other clinical development for the HeartWare Ventricular Assist System, HeartWare is currently enrolling a 450-patient destination therapy study at 50 U.S. sites. The Company expects to complete enrollment in that study by mid-2012, with a two-year followup period for enrolled patients.
Investor Breakout Session and Webcast
Following the data presentation at EACTS today, HeartWare management will host an investor breakout session with Dr. Slaughter, which will be available via audio webcast and conference call, at 2:00 p.m. local time (9:00 a.m. U.S. Eastern Daylight Time) in Room 1.06 of the Lisbon Congress Centre.
The audio from the meeting will be available to the public via webcast through the Company’s website at (http://www.heartware.com/) by selecting “EACTS Investor Meeting” under the section titled “Corporate Presentations” on the home page. A replay of the audio webcast will be available through the above weblink shortly following completion of the investor meeting. The audio for the meeting may also be accessed by dialing 1-800-215-2410 five minutes prior to the scheduled start time and referencing passcode 46162598. For callers outside the United States, please dial +1-617-597-5410 and reference passcode 46162598.

Slides from the presentation at EACTS will be available following the presentation on the Company’s International website (http://www.heartware.com) by selecting the International region, then Clinicians, then Clinical Trials.
About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union. The device is currently the subject of United States clinical trials for two indications: destination therapy and bridge-to-transplant under a continued access protocol and is not yet commercially available. For additional information, please visit the Company’s website at www.heartware.com.
HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the timing and progress of, and presentation of data related to, clinical and preclinical trials, expected timing of regulatory filings and approvals, and research and development activities. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility the FDA does not approve the marketing of the HeartWare® Ventricular Assist System in the U.S., and those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in “Part II, Item 1A ”Risk Factors” in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.
For further information:
Christopher Taylor
HeartWare International, Inc.
Email: ctaylor@heartwareinc.com
Phone: +1 508 739 0864
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